EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Increase and Extension of Private Placement Financing

Coeur d’Alene, Idaho – March 24, 2017 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today that due to demand, it has increased the amount of its previously announced non-brokered private placement, disclosed in a press release dated January 13, 2017, from US$1.25 million, with an over-allotment option to increase the offering by up to 20%, to US$1.75 million (the “Increased Offering”).  Under the Increased Offering, the Company may issue up to 7 million Units of the Company (the “Units”) at a price of US$0.25 per Unit and is offered under Rule 506(c) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) solely to persons who qualify as accredited investors.  Each Unit consists of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.40 per share until January 31, 2020.

The Company has received approval from the Toronto Venture Exchange to increase the offering amount and to extend the final closing date of the Increased Offering until April 28, 2017.

The Company intends to use the net proceeds of the Increased Offering for property option payments, exploration program expenses, other property obligations, and working capital.

The terms of the Increased Offering also include that the Company will use commercially reasonable efforts to prepare and file a registration statement under the Securities Act for resale of the shares of common stock and the shares of common stock underlying the Warrants to the extent allowed by the Securities and Exchange Commission.

The securities offered in the Increased Offering have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold absent such registration or an applicable exemption from such registration requirements.  The Securities may be sold only to “accredited investors” (as defined in Rule 501(a) under Regulation D of the Securities Act), which for natural persons, are investors who meet certain minimum annual income or net worth thresholds. The Securities are being offered in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506(c) and the Company is not required to comply with specific disclosure requirements that apply to registration under the Securities Act. The United States Securities and Exchange Commission has not passed upon the merits of or given its approval to the Securities, the terms of the offering, or the accuracy or completeness of any offering materials.  The Securities are subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their securities. Investing in the Securities involves risk, and investors should be able to bear the loss of their investment.

Additional details about the Company, including the Company’s Corporate Presentation, are available for viewing by accredited investors at: www.timberline-resources.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any sale of the securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The securities referenced herein have not been approved or disapproved by any regulatory authority.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the total amount to be raised, whether the Company will be successful in raising the total of the Increased Offering, the number of shares and warrants to be issued, pricing, date of the final closing, and other terms of the Company’s private placement offering of Common Stock, composition or terms of the Warrant, the use of proceeds, registration of the securities, including when the registration statement will become effective, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the most recent fiscal year ended September 30.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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